Exhibit 21

SIGNIFICANT SUBSIDIARIES OF WHITING PETROLEUM CORPORATION

	Jurisdiction of Incorporation or
Name	Organization	Percent Ownership
Whiting Oil and Gas Corporation	Delaware	100%